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                                                                   EXHIBIT 10.55

                              AGREEMENT OF SUBLEASE

      This AGREEMENT OF SUBLEASE (this "Sublease") is made this 31st day of December, 1999, by and between ARIAD Corporation ("Sublandlord"), and Aventis Pharmaceuticals Inc. (formerly known as Hoechst Marion Roussel Inc.) ("Subtenant").

                                   BACKGROUND

      A. By Lease dated January 8, 1992 ("Original Lease"), ARIAD Pharmaceuticals, Inc. leased from Forest City Cambridge, Inc. ("Prime Landlord") certain space in the building known as The Jackson Building, having a street address of 26 Landsdowne Street, Cambridge, Massachusetts ("Building"). The Prime Lease Premises (defined below) are more particularly described in the Prime Lease (defined herein), a copy of which is annexed hereto as Exhibit A.

      B. ARIAD Pharmaceuticals, Inc. assigned its interest in the Original Lease to Sublandlord, which assignment was executed on October 19, 1992, and recorded with the Middlesex County Southern District Registry of Deeds in Book 22527, Page 581, and filed with the Middlesex County Southern Registry District of the Land Court as Document No. 888025 noted on Certificate of Title No. 157415.

      C. The Original Lease as amended by the First and the Second Amendments to Lease, each dated May 12, 1994, the Third Amendment to Lease, dated June 1, 1994, a letter agreement, dated December 16, 1996, a letter agreement dated July 31, 1998 and the Sixth Amendment to Lease, dated December 31, 1999 as the same may from time to time be further amended and supplemented, are hereinafter referred to collectively as the "Prime Lease." All of the space in the Building that is now or hereafter leased by Sublandlord pursuant to the Prime Lease is hereinafter referred to as the "Prime Lease Premises." The Prime Lease Premises now contain 100,361 rentable square feet.

      D. Subject to and in accordance with the terms and conditions hereinafter set forth, Sublandlord desires to sublease to Subtenant, and Subtenant desires to rent from Sublandlord, that portion of the Prime Lease Premises which comprises: (i) the entire space on the third floor in the Building containing approximately 20,249 rentable square feet; (ii) the office and bioinformatics space known as Suite 125 containing approximately 3,200 rentable square feet on the first floor in the Building; (iii) the additional first floor office space known as Suite 100, containing approximately 4,311 rentable square feet; and
(iv) the laboratory space on the fourth floor known as Suite 470, containing approximately 6,605 square feet of rentable space. The foregoing shall collectively be referred to as the "Subleased Premises." The Subleased Premises is substantially shown on Exhibit B attached hereto.

      Capitalized terms used in this Sublease and not otherwise defined in this Sublease shall have
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the meanings established in the Prime Lease.

      NOW, THEREFORE, in consideration of the covenants herein contained, the parties hereto, intending to be legally bound hereby, do covenant and agree as follows:

      1. Sublandlord's Representations. Sublandlord represents to Subtenant that: (a) Exhibit A constitutes a true, correct and complete copy of the Prime Lease as of the date hereof, and comprises the entire understanding and agreement of Prime Landlord and Sublandlord with respect to the Prime Lease Premises, (b) the Prime Lease is in full force and effect in accordance with its terms, (c) to Sublandlord's knowledge neither Prime Landlord nor Sublandlord is in default under the Prime Lease, and there exists no state of facts and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default by either Prime Landlord or Sublandlord under the Prime Lease and (d) Sublandlord is a wholly-owned subsidiary of ARIAD Pharmaceuticals, Inc. During the Term of this Sublease, Sublandlord shall pay to Prime Landlord when due all rent and all other charges reserved and covenanted to be paid by the "Tenant" under the Prime Lease. Sublandlord agrees that it will not agree to a termination of the Prime Lease unless in connection therewith the Prime Landlord accepts this Sublease as a direct lease between Prime Landlord and Subtenant. Additionally, Sublandlord agrees that it shall not, prior to the expiration of this Sublease, remove any Optional Removable Alterations, Required Removable Alterations or any other property owned by Sublandlord and currently affixed to the Subleased Premises and used in connection with the operations of the Subleased Premises.

      2. Subtenant's Representations. Subtenant shall observe and perform when due all covenants, agreements and obligations of the "Tenant" under the Prime Lease as the same shall apply to the Subleased Premises, except for "Tenant's" obligation to pay rent. Subtenant's failure to perform "Tenant's" obligations under the Prime Lease with respect to the Subleased Premises shall be a breach of this Sublease and Sublandlord shall have all the rights against Subtenant as would be available to Prime Landlord under the Prime Lease if such breach were by "Tenant" thereunder. In the event of a default by Sublandlord under the Prime Lease which results in the termination thereof, Subtenant shall, at the option of Prime Landlord attorn to and recognize Prime Landlord as landlord hereunder and shall, promptly upon the Prime Landlord's request, execute and deliver all instruments necessary or appropriate to confirm such attornment and recognition.

      3. Incorporation of Prime Lease; Conflicting Terms. This Sublease is made subject to and subordinate to all of the terms and conditions of the Prime Lease and is conditioned upon the written approval of Prime Landlord. Insofar as the Prime Lease relates to the Subleased Premises, each and every provision of the Prime Lease shall be deemed incorporated herein and made a part of this Sublease. The rights of Prime Landlord under the Prime Lease may be enforced by, and are for the benefit of, both the Sublandlord herein and Prime Landlord. Subtenant shall neither do nor permit anything to be done which would cause the Prime Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in "Prime Landlord" under the Prime Lease. Any other provision of the Prime Lease or this Sublease to the contrary notwithstanding, Subtenant shall not be responsible for (i) the obligation to pay the Annual Fixed Rent, the real estate taxes and operating expenses described in Paragraph 3 of the Prime Lease or any other charges reserved and covenanted to be paid by the "Tenant" as "rent" under the Prime Lease,


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but shall be responsible to pay (a) Basic Rent (as herein defined) pursuant to
Section 7 herein and (b) its pro-rata share of all such charges to Sublandlord as provided in Section 8 herein, (ii) any obligations of "Tenant" wherever expressed in the Prime Lease to the extent that they relate to the removal of improvements, alterations and additions to the Subleased Premises constructed and installed by Prime Landlord or Sublandlord at or prior to the Commencement Date of this Sublease, (iii) any obligations of "Tenant" wherever expressed in the Prime Lease to the extent that they relate to the repair, replacement or maintenance of a condition of the Subleased Premises existing at or prior to the Commencement Date of this Sublease, (iv) any obligations of "Tenant" wherever expressed in the Prime Lease relating to the indemnification of Prime Landlord with respect to any loss, damage, liability, obligation, cost or expense arising as a result of an act or omission that occurred prior to the Commencement Date of this Sublease or arising as a result of a negligent act or omission of Sublandlord, its agents, employees, contractors or invitees, (v) any obligations of "Tenant" wherever expressed in the Prime Lease relating to the condition of the Subleased Premises at the expiration of the term of this Sublease to the extent that the required repair, maintenance or removal relates to a condition existing on the Commencement Date of this Sublease and (vi) any obligations of "Tenant" under the Prime Lease relating to any portion of the Prime Lease Premises other than the Subleased Premises or arising prior to the Commencement Date of this Sublease or arising after the date of expiration of the Term of this Sublease (all of which obligations expressed in clauses (i) through (vi) above shall be and remain the responsibility of Sublandlord). In the event that any term or provision of the Prime Lease is inconsistent or conflicts with any term or provision of this Sublease, the terms and provisions of the Prime Lease shall control, except to the extent expressly provided herein.

      4. Sublease of Premises.

            4.01 For the Term (defined below) and upon the terms, covenants and conditions herein set forth, Sublandlord hereby subleases to Subtenant, and Subtenant hereby rents from Sublandlord, the Subleased Premises. During the Term of this Sublease, but under and subject to the terms, covenants and conditions of the Prime Lease, Subtenant shall have the right to use, together with Sublandlord and the other tenants of the Building, the common public areas and facilities of the Building, including, without limitation, the elevators providing access to the Subleased Premises and the parking facilities, and to receive and enjoy the benefit of the services and utilities required to be provided to Sublandlord under the Prime Lease, but only to the extent that the same pertain to the Subleased Premises.

            4.02 Without limitation of any of the terms of Section 4.01, Subtenant shall have the right to the pro rata number of parking passes allocable to the Subleased Premises (calculated on the basis of the measurement method then used by Prime Landlord and Sublandlord under the Prime Lease for such purposes).

      5. Sublease Term.

            5.01 Term. The term of this Sublease (including any renewals or extensions thereof, "Term") shall commence on the date hereof (the "Commencement Date") and, unless extended or sooner terminated as herein provided, end on July 31, 2002, the currently scheduled


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expiration date of the Prime Lease.

            5.02 Extension of Term. In the event Sublandlord extends the term of the Prime Lease as therein provided, Sublandlord shall so notify Subtenant promptly, and the Term of this Sublease, at the option of Subtenant, shall be extended up to July 31, 2007 upon the same terms and conditions as herein expressed and at the Basic Rent, which shall be the higher of: (i) a twenty-five percent (25%) discount to the then current Fair Market Rental Value (as hereinafter defined) of the Subleased Premises in its then condition ; or (ii) the rate of the Annual Fixed Rent paid by Sublandlord to the Prime Landlord under the Prime Lease, calculated to reflect only the premises then constituting the Subleased Premises. Within thirty (30) days after Sublandlord notifies Subtenant of the extension of the Term, Sublandlord shall also notify Subtenant in writing of Sublandlord's reasonable determination of the Basic Rent for the Subleased Premises during such extended Term, which amount shall be based on the market rate. Such amount shall be the "Fair Market Rental Value" unless Subtenant objects to Sublandlord's determination within fifteen (15) days from Subtenant's receipt of Sublandlord's notice that Subtenant does not agree with Sublandlord's determination, in which case the phrase "Fair Market Rental Value" shall mean the then prevailing market rate for base minimum rental, calculated on a per square foot basis for leases covering buildings comparable to the Building (as adjusted for any variances between such buildings and the Building) located in the Cambridge, Massachusetts metropolitan area (hereinafter referred to as the "Market Area") as determined by the following appraisal procedure:

         In the event that Subtenant notifies Sublandlord that Subtenant disagrees with Sublandlord's determination of the Fair Market Rental Value for the extension Term, then Subtenant shall specify, in such notice to Sublandlord, Subtenant's selection of a real estate appraiser who shall act on Subtenant's behalf in determining the Fair Market Rental Value. Within twenty (20) days after Sublandlord's receipt of Subtenant's selection of a real estate appraiser, Sublandlord, by written notice to Subtenant, shall designate a real estate appraiser, who shall act on Sublandlord's behalf in the determination of the Fair Market Rental Value. Within twenty (20) days of the selection of Sublandlord's appraiser, the two (2) appraisers shall render a joint written determination of the Fair Market Rental Value, which determination shall take into consideration any differences between the Building and those buildings comparable to the Building located in the Market Area, including without limitation age, location, setting and type of building. If the two (2) appraisers are unable to agree upon a joint written determination within said twenty (20) day period, the two appraisers shall select a third appraiser within such twenty (20) period. Within twenty (20) days after the appointment of the third appraiser, the third appraiser shall render a written determination of the Fair Market Rental Value. The average of the three determinations shall be the final and conclusive Fair Market Rental Value. All appraisers selected in accordance with this Section shall have at least ten (10) years prior experience in the commercial leasing market of the Market Area and shall be members of the American Institute of Real Estate Appraisers or similar professional organization. If either Sublandlord or Subtenant fails or refuses to select an appraiser, the other appraiser shall alone determine the Fair Market Rental Value. Sublandlord and Subtenant agree that they shall be bound by the determination of

         Fair Market Rental Value pursuant to this Section. Sublandlord shall bear the fee and expenses of its appraiser; Subtenant shall bear the fee and expense of its appraiser; and Sublandlord and Subtenant shall share equally the fee and expenses of the third appraiser, if any.

      6. Access to Subleased Premises. Subtenant and its agents, employees and business invitees shall have the right, in common with Sublandlord, to use the elevator lobbies and common hallways of the Building 24 hours per day, 7 days per week in accordance with the Prime Landlord's rules and regulations, for the sole purpose of obtaining ingress to and egress from the Subleased Premises. Subtenant and its agents, employees and business invitees also shall have the right, in common with Sublandlord, to use the common area lavatory facilities of the Building. Sublandlord and Subtenant shall cooperate with each other to facilitate Subtenant's shipping and receiving of Subtenant's materials and supplies to and from the Subleased Premises; without limiting the foregoing, Subtenant and its agents, employees and business invitees shall have the right, in common with Sublandlord, to use the loading dock.

      7. Rent. Subtenant shall pay Sublandlord rent ("Basic Rent") at an amount equal to (i) for the entire space on the third floor in the Building containing approximately 20,249 rentable square feet, at a rate of $12.00 per square foot, $242,988.00; (ii) for the office and bioinformatics space known as Suite 125 containing approximately 3,200 rentable square feet on the first floor in the Building, at a rate of $20.00 per square foot, $64,000.00; (iii) for the additional first floor office space known as Suite 100, containing approximately 4,311 rentable square feet, at a rate of $20.00 per square foot, $86,220.00; and
(iv) for the laboratory space on the fourth floor known as Suite 470, containing approximately 6,605 square feet of rentable space, at a rate of $39.00 per square foot, $257,595.00; the sum of such amounts being $650,803.00 on an annual basis, payable in equal monthly installments of $54,233.58, in advance, on the first day of each month during said term, at the office of Sublandlord or such other place as Sublandlord may designate, without any set off, counterclaim or deduction whatsoever. The foregoing notwithstanding, during the extended term if any of this sublease, Subtenant shall pay Sublandlord Basic Rent as calculated in accordance with Section 5.02 above. If the Commencement Date should occur on a day other than the first day of a calendar month, or if this Sublease shall expire or terminate on a day other than the last day of a calendar month, then the rent for such fractional month shall be prorated on a daily basis based upon a thirty (30) day calendar month.

      8. Additional Rent.

            8.01 From and after the Commencement Date, and throughout the Term of this Sublease, Subtenant shall pay as additional rent ("Additional Rent", Basic Rent and Additional Rent, and each installment and/or increment thereof, are sometimes herein collectively called "rent") Subtenant's allocable share of all additional (i.e., in addition to the Basic Rent) sums, costs, expenses and other payments that Sublandlord is obligated to pay Prime Landlord under the Prime Lease to the extent attributable to the Subleased Premises, including, without limitation, the following: (i) Subtenant's Proportionate Share (defined below) of Tenant's Tax Expense Allocable to the Prime Lease Premises (as provided in Section 3.2 of the Prime Lease); (ii) Tenant's parking charges as provided in Section 2.4 of the Prime Lease with respect to those parking passes to which Subtenant is entitled hereunder; (iii) Subtenant's Proportionate Share of Tenant's Operating Expenses Allocable to the Prime Lease Premises in accordance with Section 3.3 of the Prime Lease; and (iv) amounts payable for special services requested by or exclusively benefitting Subtenant pursuant to
Section 3.5 of the Prime Lease. For the purposes of this Sublease, Subtenant's Proportionate Share shall mean a fraction, the numerator of which is the number of rentable square feet within the Subleased Premises and the denominator of which is the Sublandlord's Rentable Floor Area.

            8.02 In addition to the costs described in 8.01, Subtenant shall pay to Sublandlord as Additional Rent (i) Subtenant's Proportionate Share of Sublandlord's cost of providing lighting, heating, air conditioning and other utilities to the common lobbies, hallways, stairways, bathrooms and other shared areas within the Prime Lease Premises; (ii) Subtenant's allocable share of the salaries, benefits and other compensation paid by Sublandlord to the Building Manager and the Facilities Engineer for the Prime Lease Premises determined in accordance with Schedule 8.02 attached hereto (it being understood that the salaries, benefits and other compensation paid to such persons shall not exceed the prevailing wages, benefits and compensation packages paid by Sublandlord to other employees with comparable experience and qualifications); and (iii) Subtenant's allocable share of Sublandlord's cost of providing special utilities, support and services to or for the benefit of the Subleased Premises as generally described on Schedule 8.02 attached hereto, it being understood that Section 8.02 is merely a "good faith" estimate of the costs to be incurred by Sublandlord in order to provide such special utilities, support and services to the Subleased Premises, and not a limitation on the categories or amounts of expenses for which Subtenant is responsible. If, during the Term of this Sublease, Sublandlord incurs costs of a capital nature in connection with Sublandlord's provision of any of the utilities, support or services described in this Section 8.02, Subtenant's Proportionate Share of such capital item during any calendar year or other twelve (12) month accounting period selected by Sublandlord shall be limited to the annual amortization of the cost of the capital item (calculated, with interest, over the useful life of the item as reasonably determined by Sublandlord). Subtenant also shall pay directly to the provider of the service all charges for separately metered utilities consumed by Subtenant within the Subleased Premises.

            8.03 Sublandlord understands that confidential information will be stored in the Subleased Premises and, therefore, Subtenant will not permit any unauthorized persons or authorized persons unattended into the Subleased Premises. Notwithstanding the foregoing, the Building Manager and the Facilities Manager shall have limited access to the Subleased Premises, provided that an employee of Subtenant shall accompany the Building Manager and the Facilities Manager into the Subleased Premises at all times, without exception, subject to such confidentiality requirements imposed by Subtenant from time to time. Notwithstanding the foregoing, Sublandlord shall in the event of an emergency use its best efforts to notify Subtenant prior to its entry into the Subleased Premises and in any event will notify Subtenant of such entry as soon as reasonably possible.

            8.04 Sublandlord shall maintain true and complete books of account containing an accurate record of the data necessary for the proper determination and computation of all amounts to be paid by Subtenant to Sublandlord under the terms of this Section to the extent provided by the


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Prime Landlord to Sublandlord; provided, however, that Sublandlord shall not be required hereby to maintain any duplicate books of account or records. Sublandlord shall retain and maintain such records in accordance with Sublandlord's records retention policy for its other books and records; provided however, such retained records shall not be destroyed without the consent of Subtenant (such consent not to be unreasonably withheld). Subtenant shall have the right, using the firm of independent certified public accountants employed by Sublandlord to conduct Sublandlord's regular annual audit, or another national firm of independent certified Sublandlord accountants acceptable to Sublandlord (whose approval of such accountants will not be unreasonably withheld), to audit such books for the purpose of verifying such amounts. Such examination shall be made upon reasonable advance notice to Sublandlord during normal business hours at Sublandlord's principal office. In the event that the result of any such audit is less than the amount invoiced by Sublandlord and such difference exceeds five percent (5%) of the invoiced amount, Sublandlord shall promptly pay to Subtenant the full amount of such difference. In the event that the result of any such audit is greater than the amount invoiced by Sublandlord and such difference exceeds five percent (5%) of the invoiced amount, Subtenant shall promptly pay to Sublandlord the full amount of such difference. The cost of any such audit shall be borne by, in the event that any such difference is more than five percent (5%) of the invoiced amount, the paying party, and, in the event that any such difference is less than five percent (5%) of the invoiced amount, the requesting party.

            8.05 Security Deposit. Subtenant acknowledges that, as required by
Section 12.11 of the Prime Lease, Sublandlord has provided Prime Landlord with a bank letter of credit in the amount of $327,646 ("Letter of Credit") to secure timely performance by Sublandlord of its obligations as "Tenant" under the Prime Lease. In lieu of providing a cash security deposit to Sublandlord hereunder, Subtenant shall pay to Sublandlord as Additional Rent Subtenant's Proportionate Share of Sublandlord's cost of providing and maintaining the Letter of Credit, which cost shall be calculated as the sum of (i) Subtenant's Proportionate Share of any fees or costs paid by Sublandlord during the Term of this Sublease for the continued issuance of the Letter of Credit (not to exceed 1.5% per annum of the stated amount of the Letter of Credit) and (ii) an amount computed at an interest rate equal to the "Prime Lending Rate" as determined on December 1st of each year by the Wall Street Journal per annum of Subtenant's Proportionate Share of the amount of cash or cash equivalent security (not to exceed 120% of the stated amount of the Letter of Credit), if any, pledged by Sublandlord as collateral security for the Letter of Credit. The amount of Additional Rent payable by Subtenant pursuant to this Section 8.05 shall adjust from time to time if, as and when the stated amount of the Letter of Credit is adjusted. If during the Term of this Sublease Sublandlord elects to replace the Letter of Credit with cash or cash equivalent security deposited with Prime Landlord, the Additional Rent payable by Subtenant pursuant to this Section 8.05 shall equal an amount computed using an interest rate calculated as the "Prime Lending Rate" as determined on December 1st of each year by the Wall Street Journal per annum of Subtenant's Proportionate Share of the cash or cash equivalent security deposited from time to time with Prime Landlord.

      9. Use. Subtenant shall use and occupy the Subleased Premises for general offices, technical offices for research and development, laboratories and research facilities, manufacturing of drugs and the fabrication, assembling, finishing work and packaging of such drugs, subject, however to Section 6.2 of the Prime Lease.


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      10. Insurance.

            10.01 Notwithstanding anything herein to the contrary, to the extent that either party is required by the provisions of this Sublease or the Prime Lease to carry insurance, each party hereto hereby releases the other party, its directors, officers, agents, employees and servants to the extent of the releasing party's actual recovery under its insurance policies, from any and all liability or responsibility to it or anyone claiming by, through or under it or them by way of subrogation or otherwise, for any loss or damage which may be inflicted upon the property of such party, notwithstanding that such loss or damage shall have arisen out of the negligent or intentionally tortious act or omission of the other party, its agents or employees.

            10.02 Each insurance policy that either party is required or authorized to carry hereunder shall contain a clause that the release provided herein shall not affect the policy. Each insurance policy that either party is required to carry hereunder shall contain a waiver of any right of subrogation against the other party. Sublandlord and Subtenant hereby waive any right of subrogation against each other on behalf of any and all insurers providing insurance required by the terms hereof.

            10.03 Subtenant, at its sole expense, shall maintain for the benefit of Sublandlord and Prime Landlord, such policies of insurance (and in such form) as are required by the Prime Lease with respect to the Subleased Premises, which policies shall be reasonably satisfactory to Sublandlord and Prime Landlord as to coverage and insurer. Each such policy shall name Sublandlord and Prime Landlord as additional insured parties.

      11. Hold Harmless. Neither Sublandlord nor Subtenant shall do or cause to be done, or suffer or permit any act or thing to be done, which may cause the Prime Lease or the rights of Sublandlord or Subtenant to be canceled, terminated, forfeited or prejudiced or which may make the other party liable for any damages, claims, fines, penalties, costs or expenses thereunder. Each of the Sublandlord and Subtenant shall indemnify and save harmless the other from all suits, actions, judgments, damages, claims, liabilities, awards, losses, fines penalties, costs, charges and expenses, including attorneys fees, that either may sustain by reason of the other's failure to perform the terms of this Sublease or the Prime Lease or by reason of the breach by the other of any of the terms, covenants or conditions of this Sublease or the Prime Lease except those arising out of the negligent acts or omissions of the party being indemnified.

      12. Condition of Subleased Premises. Subtenant hereby leases the Subleased Premises, and accepts them "as is - where is" in their present condition, as a result of whatever inspecting Subtenant deemed necessary, and not as a result of or in reliance upon any representation or warranty of any nature whatsoever by Sublandlord, or any employee or agent of Sublandlord. Sublandlord shall use commercially reasonable efforts to provide Subtenant access to the Subleased Premises prior to the Commencement Date for Subtenant to install furniture, fixtures, office and telecommunications equipment and other items necessary for Subtenant to conduct its business provided that Subtenant provides Sublandlord and any contractors and/or subcontractors provide Sublandlord a copy of its certificate of insurance evidencing the insurance policy required hereunder to be obtained by Subtenant, naming Sublandlord and Prime Landlord as additional insureds prior to


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any such access.

      13. Services.

            13.01 Where in the Prime Lease there are duties and obligations owed by Prime Landlord to Sublandlord that are necessary for the proper use and enjoyment of the Subleased Premises by Subtenant under this Sublease, Sublandlord shall use commercially reasonable efforts to obtain the performance of such duties and obligations by Prime Landlord in favor of Subtenant, but Sublandlord shall not be liable to Subtenant for the failure of Prime Landlord to perform said duties and obligations or for the result of such failure. The only services or rights to which Subtenant is entitled hereunder are those to which Sublandlord is entitled under the Prime Lease. Notwithstanding the foregoing, if Prime Landlord shall default in any of its obligations to Sublandlord with respect to the Subleased Premises, Subtenant shall be entitled to participate with Sublandlord in the enforcement of Sublandlord's rights against Prime Landlord. If, after written request from Subtenant, Sublandlord shall fail or refuse to take appropriate action for the enforcement of Sublandlord's rights against the Prime Landlord with respect to the Subleased Premises within a reasonable period of time considering the nature of Prime Landlord's default, Subtenant shall have the right to take such action in its own name, and for that purpose and only to such extent, all of the rights of Sublandlord under the Prime Lease hereby are conferred upon and assigned to Subtenant and Subtenant hereby is subrogated to such rights to the extent that the same shall apply to the Subleased Premises. Sublandlord hereby grants Subtenant the right to deal directly with Prime Landlord with respect to any rights of Sublandlord as Tenant under the Prime Lease which are exercisable with respect to the Subleased Premises, the conduct or manner of conduct of Subtenant's or Prime Landlord's activities therein or work to be performed or services to be rendered therein or thereto by Prime Landlord; it being the intent of the parties hereto that Subtenant may exercise such rights as are reasonably necessary or desirable to permit Subtenant to use and occupy the Subleased Premises on a regular basis as contemplated in this Sublease, and not otherwise.

            13.02 Sublandlord covenants and agrees to use commercially reasonable efforts to: (i) furnish to Subtenant the special utilities and other services described in Schedule 8.02; and (ii) provide the employees identified in Schedule 8.02. Sublandlord further covenants and agrees to make available such employees to respond promptly to any problems, complaints or other service requests related to the Building for which Subtenant notified Sublandlord. Notwithstanding the foregoing, Subtenant shall have the right to deal directly with such employees with respect to any such notifications.

      14. Subletting and Assignment.

            14.01 Subtenant shall not assign or sublet the Subleased Premises without first providing Sublandlord one hundred eighty (180) days written notice of such proposed assignment or sublease whereupon Sublandlord shall have the option within ninety (90) days of receipt of such notice to either consent to such assignment or sublease or terminate this lease and repossess the space proposed to be assigned or sublet. In the event Sublandlord approves such assignment or sublease, Subtenant shall pay to Sublandlord one hundred percent (100%) of all the rent and any and all additional compensation received from such sublessee above the Basic Rent paid owed by

Subtenant to Sublandlord under the terms of this Sublease. Notwithstanding the foregoing to the contrary, Subtenant shall not be released of any liability under this Sublease.

            14.02 Notwithstanding the provisions of Section 14.01, either party may assign this Sublease to any Affiliate (as defined below) or in connection with the sale of all or substantially all of such party's assets. For the purposes of this Sublease, "Affiliate" shall mean any corporation, firm, partnership or other entity which directly or indirectly controls or is controlled by or is under common control with a party to this Sublease. "Control" means ownership, directly or through one or more Affiliates, of more than fifty percent (50%) of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or more than fifty percent (50%) of the equity interests in the case of any limited liability company or other type of legal entity, status as a general partner in any partnership, or any other arrangement whereby a party controls or has the right to control the board of directors or equivalent governing body of a corporation or other entity.

      15. Approvals and Consents. If Sublandlord's consent or approval of a request from Subtenant requires Sublandlord to obtain the consent or approval of Prime Landlord, then any consent or approval from Sublandlord is subject to receiving consent or approval from Prime Landlord and Sublandlord shall forward any such request in a timely manner.

      16. Binding Effect. The provisions of this Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns. This Sublease constitutes the entire agreement between the parties hereto and may not be modified except by an instrument in writing signed by the parties hereto.

      17. Notices. Whenever it shall be necessary or desirable for either party to this Sublease to serve any notice or demand on the other party, such notice or demand shall be served by certified mail, return receipt requested, by overnight courier (such as Federal Express), next day delivery, or telecopy, at the addresses set forth below or at such other address as shall be designated by the parties in accordance with this Section. Each party shall provide to the other copies of all notices received by each from Prime Landlord.

      If to Sublandlord:

                  ARIAD Corporation
                  26 Landsdowne Street
                  Cambridge, MA  02139
                  Attn: Chief Executive Officer
                  Telecopy:  (617) 494-8144

      With copy to:

                  Mintz, Levin, Cohn, Ferris, Glovsky and Popeo. P.C. One Financial Center
                  Boston, MA 02111
                  Attn: Joel Bloom, Esq.

                  Telecopy: (617)542-2241

      If to Subtenant:

                  Aventis Pharmaceuticals Inc.
                  Route 202-206
                  P.O Box 6800
                  Bridgewater, NJ  08807
                  Attn:  Vice President and General Counsel,
                         Global Drug Development Center
                  Telecopy:  (908) 231-4480

      With copy to:

                  Morgan, Lewis & Bockius LLP
                  1701 Market Street
                  Philadelphia, PA  19103-2921
                  Attn: Edward J. Matey Jr., Esquire
                  Telecopy:  (215) 963-5299

      18. Amendments. No amendments shall be made to this Sublease without the prior written approval of Prime Landlord in accordance with the terms of the Prime Lease.

      19. Counterparts. This Sublease may be executed in counterparts.

                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease as of the date first above written.

                                               SUBLANDLORD:

(Corporate Seal)                               ARIAD Corporation


Attest:   /s/ Harvey J. Berger                 By:    /s/ Jay R. LaMarche
          --------------------                        -------------------
          Name:    Harvey J. Berger                   Name:  Jay R. LaMarche
          Title:   President                          Title: Treasurer


                                               SUBTENANT:

(Corporate Seal)                               Aventis Pharmaceuticals Inc.


Attest:   /s/                                  By:    /s/ Frank L. Douglas
          --------------------                        --------------------
          Name:                                       Name:  Frank L. Douglas
          Title:                                      Title: Vice President

                                    EXHIBIT A

                          [Attach Copy of Prime Lease]

                                    EXHIBIT B

                       [Description of Subleased Premises]

                                  SCHEDULE 8.02